Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.
800 Westpoint Pkwy., Suite 1100
Westlake, OH 44145-1524

www.cohenfund.com

440.835.8500
440.835.1093 fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated January 28, 2009 on the financial statements of the Symons Institutional Funds, comprising Symons Value Institutional Fund (formerly known as Symons Alpha Value Institutional Fund), Symons Capital Appreciation Fund (formerly known as Symons Alpha Growth Institutional Fund) and Symons Small Cap Institutional Fund, each a series of the Unified Series Trust, as of November 30, 2008, and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Symons Institutional Funds' Registration Statement on Form N-1A.

Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
March 30, 2009